NLU839                                                                  (11/97)
                        NORTHBROOK LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                        Performance Income Benefit Rider


This rider was issued because you selected the Performance Income Benefit at the time you applied for this annuity.

The following changes are made to your Contract.


I.       Throughout the PAYOUT PHASE section of your  Contract,  the term "cash value" is replaced with "the greater of the cash value or the Performance Income Benefit" if:

         -  the owner elects a payout start date on or after the tenth contract anniversary, and

         -  the payout start date occurs during the 30 day period following a contract anniversary.

         If the amount applied to an income plan is the Performance Income Benefit, then the income plan must provide payments guaranteed for either single or joint life with a period certain of at least:

         -  10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

         -  5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

         If the amount applied to an income plan is the cash value, then the income plan may be any plan then offered by us.

II.      At issue, the Performance Income Benefit is equal to the initial purchase payment.

         After issue, the Performance Income Benefit is recalculated when a purchase payment or withdrawal is made or on a contract anniversary as follows:

         A.   For purchase payments, the Performance Income Benefit is equal to the most recently calculated
              Performance Income Benefit plus the purchase payment.

         B.   For withdrawals, the Performance Income Benefit is equal to the most recently calculated
              Performance Income Benefit reduced by a withdrawal adjustment.

              The adjustment is equal to (1) divided by (2), with the result multiplied by (3), where:

                (1)  =  the withdrawal amount.
                (2)  =  the cash value immediately prior to the withdrawal.
                (3)  =  the most recently calculated Performance Income Benefit.

         C.    On each contract anniversary, the Performance Income Benefit is equal to the greater of the cash value or the most recently calculated Performance Income Benefit.

         In the absence of any withdrawals or purchase payments, the Performance Income Benefit will be the greatest of all contract anniversary cash values on or prior to the payout start date.

         The Performance Income Benefit will be recalculated for purchase payments, withdrawals and on contract anniversaries until the oldest owner or the annuitant, if the owner is a non-natural person, attains age 85.

         After age 85, the Performance Income Benefit will be recalculated only for purchase payments and withdrawals.

III.     The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

         The annualized mortality and expense risk charge of 1.25% is changed to 1.38%.


Except as amended, the Contract remains unchanged.




       Michael J. Velotta                          Louis G. Lower, II
          Secretary                                   Chief Executive Officer

NLU842                                                                  (11/97)
                        NORTHBROOK LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                      Performance Benefit Combination Rider


This rider was issued because you selected the Performance Death Benefit for the death of any owner and the Performance Income Benefit at the time you applied for this annuity.

The following changes are made to your Contract.


Performance Income Benefit
--------------------------
I.       Throughout the PAYOUT PHASE section of your Contract, the term "cash value" is replaced with "the greater of the cash value or the Performance Income Benefit" if:

         - the owner elects a payout start date on or after the tenth contract anniversary, and

         - the payout start date occurs during the 30 day period following a contract anniversary.

         If the amount applied to an income plan is the Performance Income Benefit, then the income plan must provide payments guaranteed for either single or joint life with a period certain of at least:

         - 10 years, if the youngest annuitant's age is 80 or less on the date the amount is applied, or

         - 5 years, if the youngest annuitant's age is greater than 80 on the date the amount is applied.

         If the amount applied to an income plan is the cash value, then the income plan may be any plan then offered by us.

II.      At issue, the Performance Income Benefit is equal to the initial purchase payment.

         After issue, the Performance Income Benefit is recalculated when a purchase payment or withdrawal is made or on a contract anniversary as follows:

         A.  For purchase payments, the Performance Income Benefit is equal to the most recently calculated
             Performance Income Benefit plus the purchase payment.

         B.  For withdrawals, the Performance Income Benefit is equal to the most recently calculated
             Performance Income Benefit reduced by a withdrawal adjustment. The adjustment is equal to
             (1) divided by (2), with the result multiplied by (3), where:

                (1)  =  the withdrawal amount.
                (2)  =  the cash value immediately prior to the withdrawal.
                (3)  =  the most recently calculated Performance Income Benefit.

         C.  On each contract anniversary, the Performance Income Benefit is equal to the greater of the cash value or the most recently calculated Performance Income Benefit.

         In the absence of any withdrawals or purchase payments, the Performance Income Benefit will be the greatest of all contract anniversary cash values on or prior to the payout start date.

         The Performance Income Benefit will be recalculated for purchase payments, withdrawals and on contract anniversaries until the oldest owner or the annuitant, if the owner is a non-natural person, attains age 85.

         After age 85, the Performance Income Benefit will be recalculated only for purchase payments and withdrawals.


Performance Death Benefit
-------------------------

If the owner is a natural person,  the Performance Death Benefit applies only to the death of the owner.  If the owner is not a natural  person,  the Performance Death  Benefit  applies only to the death of the  annuitant.  This is unlike the death benefit defined in the Death Benefit  provision of your Contract which may apply to the death of the annuitant even if the owner is a natural person.

I.       The Death Benefit provision of your Contract is modified as follows:

         The Death Benefit will be the greatest of the values stated in your Contract, or the value of the
         Performance Death Benefit.

         At issue, the Performance Death Benefit is equal to the initial purchase payment.

         After issue, the Performance Death Benefit is recalculated when a purchase payment or withdrawal is made or on a contract anniversary as follows:

         A.   For purchase payments, the Performance Death Benefit is equal to the most recently calculated Performance
              Death Benefit plus the purchase payment.

         B.   For withdrawals, the Performance Death Benefit is equal to the most recently calculated Performance Death
              Benefit reduced by a withdrawal adjustment.

              The adjustment is equal to (1) divided by (2), with the result multiplied by (3), where:

                (1)  =  the withdrawal amount.
                (2)  =  the cash value immediately prior to the withdrawal.
                (3)  =  the most recently calculated Performance Death Benefit.

         C.   On each contract anniversary, the Performance Death Benefit is equal to the greater of the cash value or the most recently calculated Performance Death Benefit.

         In the absence of any withdrawals or purchase payments, the Performance Death Benefit will be the greatest of all contract anniversary cash values on or prior to the date we calculate the death benefit.

         The Performance Death Benefit will be recalculated for purchase payments, withdrawals and on contract anniversaries until the oldest owner or the annuitant, if the owner is a non-natural person, attains age 85.

         After age 85, the Performance Death Benefit will be recalculated only for purchase payments and withdrawals.

Mortality and Expense Risk Charge
---------------------------------

The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

The annualized mortality and expense risk charge of 1.25% is changed to 1.49%.


Except as amended, the Contract remains unchanged.





       Michael J. Velotta                      Louis G. Lower, II
         Secretary                               Chief Executive Officer